Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Steven N. Barlow

Vice President, Investor Relations

ExlService Holdings, Inc.

280 Park Avenue

New York, NY 10017

(212) 624-5913

ir@exlservice.com

EXL REPORTS 2015 SECOND QUARTER RESULTS

2015 Second Quarter Revenues of $155.6 Million

Diluted EPS (GAAP) of $0.35

Adjusted Diluted EPS (Non-GAAP) of $0.48

New York, NY – July 30, 2015 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of Operations Management and Analytics & Business Transformation services, today announced its financial results for the second quarter of 2015.

Rohit Kapoor, Vice Chairman and CEO, commented: “We are pleased with EXL’s strong second quarter and first half of 2015 financial and operating results. We made good progress on the execution of our key priorities by winning new strategic deals, strengthening our leadership position in analytics and improving our profitability. Operations Management had strong revenue momentum driven by expansion in major client relationships and contribution from our acquisition of Overland Solutions. In addition, our pipeline for Operations Management services remains robust due to differentiated capabilities, as well as leveraging Business EXLerator and BPaaS solutions.

Analytics & Business Transformation revenue grew by 69% year-over-year reflecting strong organic growth for our analytics services and the impact of acquisitions. The demand for our analytics products and services remains strong across our chosen verticals.”

Vishal Chhibbar, EXL’s CFO, commented: “In the second quarter, EXL had revenues of $155.6 million, up 24% from second quarter 2014 revenues which excludes the reimbursement of disentanglement costs. During the quarter we expanded our margins, increased operating leverage and delivered an adjusted diluted EPS of $0.48, up $0.07 both year over year and sequentially.

Based on our strong year-to-date performance and continued growth momentum in the second half of 2015, EXL is raising its revenue guidance to $610 million - $625 million from $600 million - $620 million, representing an annual growth of 16% to 19%, despite a currency headwind. EXL is raising its adjusted diluted earnings per share guidance to $1.88 - $1.98 from $1.85 - $1.95.”

Our business is divided into two reporting segments: Operations Management and Analytics & Business Transformation.

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•	Revenues for the quarter ended June 30, 2015 were $155.6 million compared to $119.7 million for the quarter ended June 30, 2014 and $143.5 million for the quarter ended March 31, 2015. Revenues for the quarter ended June 30, 2014 were reduced by $5.7 million due to the reimbursement of disentanglement costs. Operations Management revenues for the quarter ended June 30, 2015 were $112.6 million compared to $94.3 million for the quarter ended June 30, 2014 and $110.7 million for the quarter ended March 31, 2015. Analytics & Business Transformation revenues for the quarter ended June 30, 2015 were $43.0 million compared to $25.4 million for the quarter ended June 30, 2014 and $32.8 million for the quarter ended March 31, 2015.

•	Gross margin for the quarter ended June 30, 2015 was 35.4% compared to 32.1% for the quarter ended June 30, 2014 and 35.1% for the quarter ended March 31, 2015. Operations Management gross margin for the quarter ended June 30, 2015 was 36.5% compared to 33.7% for the quarter ended June 30, 2014 and 36.3% for the quarter ended March 31, 2015. Analytics & Business Transformation gross margin for the quarter ended June 30, 2015 was 32.7% compared to 26.2% for the quarter ended June 30, 2014 and 31.0% for the quarter ended March 31, 2015.

•	Operating margin for the quarter ended June 30, 2015 was 9.8% compared to 5.1% for the quarter ended June 30, 2014 and 9.4% for the quarter ended March 31, 2015.

•	Net income for the quarter ended June 30, 2015 was $12.1 million compared to $7.8 million for the quarter ended June 30, 2014 and $9.6 million for the quarter ended March 31, 2015.

•	Adjusted operating margin for the quarter ended June 30, 2015 was 13.9% compared to 12.2% for the quarter ended June 30, 2014 and 13.8% for the quarter ended March 31, 2015. Adjusted EBITDA for the quarter ended June 30, 2015 was $26.9 million compared to $20.5 million for the quarter ended June 30, 2014 and $24.8 million for the quarter ended March 31, 2015.

•	Diluted earnings per share for the quarter ended June 30, 2015 was $0.35 compared to $0.23 for the quarter ended June 30, 2014 and $0.28 for the quarter ended March 31, 2015. Adjusted diluted earnings per share for the quarter ended June 30, 2015 was $0.48 compared to $0.41 for each of the quarters ended June 30, 2014 and March 31, 2015.

Business Highlights

•	Won six new clients in Operations Management and one new client in Analytics & Business Transformation.

•	Expanded multiple Operations Management relationships, including migrating 34 new processes in the second quarter of 2015.

•	Signed a definitive agreement with Carvajal Tecnologia y Servicios S.A.S. of Colombia that will allow EXL to address the growing demand for Spanish and bilingual Operations Management solutions from Bogota and Cali.

•	Opened a delivery center in Cape Town, South Africa to provide English language customer service for UK clients.

•	Recognized among “The 100 Most Trustworthy Companies in America” for the year 2015 by Forbes.

•	Recognized with four industry innovation awards by the consultancy firm Aecus for technology and analytics-driven high business impact solutions in the Utilities, Insurance and Travel, Transportation and Logistics industries.

•	Positioned as a Leader in the Gartner “Magic Quadrant for Finance & Accounting BPO, 2015” (1)

•	Positioned as a Leader in the “IDC MarketScape: Worldwide Finance and Accounting (F&A) BPO Services 2015 Vendor Assessment Report.”

•	Received an award for excellence for our Analytics solution on “Preventive Hospitalization” at the June 2015 NASSCOM Big Data & Analytics Summit for excellence for analytics service.

•	Released Version 18 of LifePRO® with 60 significant business and technology enhancements.

•	Recorded headcount as of June 30, 2015 of 22,684 compared to 22,618 as of March 31, 2015 and 23,071 (including employees under managed services) as of June 30, 2014.

•	Reported employee attrition for the quarter ended June 30, 2015 of 34.9%, compared with 33.6% for the quarter ended March 31, 2015 and 34.1% for the quarter ended June 30, 2014.

2015 Outlook

Based on current visibility and an Indian rupee to U.S. dollar exchange rate of 64, the Company is updating its guidance for the calendar year 2015:

•	Revenue of $610 million to $625 million.

•	Adjusted diluted earnings per share, excluding the impact of stock-based compensation expense, amortization of intangibles and associated tax impacts, of $1.88 to $1.98.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, July 30, 2015 at 8:00 a.m. U.S. eastern time to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384 or if dialing in internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com).

(1)	Gartner, Magic Quadrant for Finance and Accounting BPO, Cathy Tornbohm, Chris Pang, 18 June 2015. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About EXL

EXL (NASDAQ: EXLS) is a leading business process solutions company that looks deeper to drive business impact through integrated services and industry knowledge. EXL provides operations management, decision analytics and technology platforms to organizations in insurance, healthcare, banking and financial services, utilities, travel, and transportation and logistics, among others. We work as a strategic partner to help our clients streamline business operations, improve corporate finance, manage compliance, create new channels for growth and better adapt to change. Headquartered in New York and in business since 1999, EXL has approximately 23,000 professionals in locations throughout the U.S., Europe and Asia. For more information, visit www.exlservice.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the EXL’s operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K for the year ended December 31, 2014. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues, net	$155,621	$119,738	$299,131	$241,535
Cost of revenues (exclusive of depreciation and amortization)	100,478	81,259	193,603	156,181

Gross profit	55,143	38,479	105,528	85,354

Operating expenses:
General and administrative expenses	19,990	16,240	38,611	31,040
Selling and marketing expenses	11,844	9,463	23,087	19,695
Depreciation and amortization	8,061	6,679	15,114	13,035

Total operating expenses	39,895	32,382	76,812	63,770

Income from operations	15,248	6,097	28,716	21,584
Other income/(expense):
Foreign exchange income / (loss)	1,022	(137)	2,156	(970)
Interest and other income, net	1,335	858	2,513	1,817

Income before income taxes	17,605	6,818	33,385	22,431
Income tax expense / (benefit)	5,531	(944)	11,744	3,521

Net income	$12,074	$7,762	$21,641	$18,910

Earnings per share:
Basic	$0.36	$0.24	$0.65	$0.58
Diluted	$0.35	$0.23	$0.63	$0.56
Weighted-average number of shares used in computing earnings per share:
Basic	33,417,079	32,812,155	33,327,169	32,668,620
Diluted	34,207,973	33,673,669	34,130,472	33,551,904

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$94,651	$176,499
Short-term investments	77,880	11,577
Restricted cash	2,466	1,395
Accounts receivable, net	94,216	80,244
Prepaid expenses	7,738	5,783
Deferred tax assets, net	4,649	4,455
Advance income tax, net	6,321	9,905
Other current assets	13,687	12,533

Total current assets	301,608	302,391

Fixed assets, net	48,152	45,369
Restricted cash	3,342	3,258
Deferred tax assets, net	8,039	11,985
Intangible assets, net	58,960	46,979
Goodwill	170,129	139,599
Other assets	23,488	23,975

Total assets	$613,718	$573,556

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,832	$4,663
Short-term borrowings	10,000	—
Deferred revenue	11,994	7,690
Accrued employee cost	28,834	37,606
Accrued expenses and other current liabilities	37,571	40,206
Current portion of capital lease obligations	661	803

Total current liabilities	94,892	90,968

Long term borrowings	60,000	50,000
Capital lease obligations, less current portion	323	560
Non-current liabilities	14,041	12,870

Total liabilities	169,256	154,398

Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 34,658,876 shares issued and 33,213,549 shares outstanding as of June 30, 2015 and 34,203,352 shares issued and 32,905,467 shares outstanding as of December 31, 2014	35	34
Additional paid-in-capital	243,348	233,173
Retained earnings	291,065	269,424
Accumulated other comprehensive loss	(56,917)	(55,509)

Total stockholders’ equity including shares held in treasury	477,531	447,122

Less: 1,445,327 shares as of June 30, 2015 and 1,297,885 shares as of December 31, 2014, held in treasury, at cost	(33,069)	(27,964)

Total stockholders’ equity	444,462	419,158

Total liabilities and stockholders’ equity	$613,718	$573,556

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures (adjusted EBITDA, adjusted net income and adjusted diluted earnings per share) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The adjusted financial measures disclosed by the EXL should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these adjusted measures may help investors better understand EXL’s underlying financial performance. Management also believes that these adjusted financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. EXL believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, EXL’s inability to predict its future stock-based compensation expense under ASC Topic 718 and the amortization of intangibles associated with further acquisitions, and the uncertainty around the reimbursement of transition and disentanglement costs for a disclosed client issue. EXL also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

Additionally, EXL provides certain information on a constant currency basis, which reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful incremental information to investors regarding EXL’s operating performance.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the three months ended June 30, 2015 and 2014 and for the three months ended March 31, 2015:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA

(Amounts in thousands)

	Three Months Ended June 30,		Three Months Ended March 31,
	2015	2014	2015
Revenues (GAAP)	$155,621	$119,738	$143,510
add: Reimbursement of transition and disentanglement costs (a)	—	5,718	—

Revenues (Non-GAAP)	$155,621	$125,456	$143,510
subtract: Cost of revenues (GAAP)	(100,478)	(81,259)	(93,125)
subtract: Operating expenses (GAAP)	(39,895)	(32,382)	(36,917)

Income from operations (Non- GAAP)	$15,248	$11,815	$13,468
add: Stock-based compensation expense (b)	3,553	1,967	4,255
add: Amortization of acquisition-related intangibles (c)	2,808	1,489	2,059

Adjusted operating income (Non-GAAP)	$21,609	$15,271	$19,782

Adjusted operating income margin as a % of Revenues (Non-GAAP)	13.9%	12.2%	13.8%
add: Depreciation	5,253	5,190	4,994

Adjusted EBITDA (Non-GAAP)	$26,862	$20,461	$24,776

Adjusted EBITDA margin as a % of Revenues (Non-GAAP)	17.3%	16.3%	17.3%

(a)	To exclude reimbursement of transition and disentanglement costs for a disclosed client issue.
(b)	To exclude stock-based compensation expense under ASC Topic 718.
(c)	To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share

(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Three Months Ended March 31,
	2015	2014	2015
Net income (GAAP)	$12,074	$7,762	$9,567
add: Stock-based compensation expense (a)	3,553	1,967	4,255
add: Amortization of acquisition-related intangibles (b)	2,808	1,489	2,059
add: reimbursement of transition and disentanglement costs (c)	—	5,718	—
subtract: Tax impact on stock-based compensation expense	(1,320)	(751)	(1,626)
subtract: Tax impact on amortization of acquisition-related intangibles	(716)	(170)	(433)
subtract: Tax impact on reimbursement of transition and disentanglement costs	—	(2,173)	—

Adjusted net income (Non-GAAP)	$16,399	$13,842	$13,822

Adjusted diluted earnings per share (Non-GAAP)	$0.48	$0.41	$0.41

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.
(c)	To exclude reimbursement of transition and disentanglement costs for a disclosed client issue.